UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2016 (June 9, 2016)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As described in Item 5.02 of this Current Report on Form 8-K, on June 9, 2016, Bruce W. Duncan notified First Industrial Realty Trust, Inc. (the “Company”) that he has elected not to renew his employment agreement with the Company dated December 17, 2012 for another one-year term. Accordingly, his employment agreement will terminate on December 31, 2016 upon the expiration of the current term thereof. To the extent required by Item 1.02 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 5.02	Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, the Company announced that Bruce W. Duncan plans to retire as the Company’s President and Chief Executive Officer by year-end 2016 as part of an orderly leadership transition. On June 9, 2016, Mr. Duncan formally notified the Company that he has elected not to renew his employment agreement for an additional one-year term, which will result in the termination of his employment agreement with the Company and the end of his tenure as the Company’s President and Chief Executive Officer, effective as of December 31, 2016.

As previously announced, Mr. Duncan was appointed Chairman of the Company’s Board of Directors effective as of January 20, 2016. Mr. Duncan’s decision to retire as the Company’s President and Chief Executive Officer is not intended to impact his service as a director or as Chairman of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

FIRST INDUSTRIAL, L.P.

By:	First Industrial Realty Trust, Inc., its general partner

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

Date: June 10, 2016